EXHIBIT 99.1

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS RECORD FIRST QUARTER

RESULTS: REVENUES OF $275.7 MILLION AND NET INCOME RISES 40%

Houston, Texas (April 28, 2004)

Landry’s Restaurants, Inc. (the “Company”), the nation’s second largest casual dining full service seafood restaurant chain announced its earnings for the first quarter ended March 31, 2004.

Revenues for the three months ended March 31, 2004, totaled $275.7 million, as compared to $249.6 million a year earlier. Net income for the quarter was $11.4 million, compared to $8.1 million reported last year. Earnings per share (diluted) for the quarter were $0.40, compared to $0.29 reported last year. Same store sales for the Company’s restaurants were up approximately 3% for the quarter.

Paul S. West, Executive Vice President and Chief Financial Officer stated, “After exceeding our $1 billion revenue goal last year, we are quite pleased to report the following increases:

Revenues exceeding consensus estimates

EBITDA increase of 36%

Net Income increase of 40%

Diluted earnings per share increase of 38%

These very significant increases were reported despite the recordation in the 1st Quarter of 2004 of a $1.7 million asset impairment charge for an ongoing restaurant in a southeastern market. Further, the Company’s same store sales increase of approximately 3% excludes the additional day in February 2004 for leap year.”

The Company opened six new restaurants this quarter including four Joe’s Crab Shacks, one Saltgrass, and one Babin’s Seafood House in Kemah, Texas. The Company has opened one additional Saltgrass Steak House in Kemah, Texas and a spectacular Rainforest Cafe in Trump Plaza in Atlantic City since the end of the quarter.

“Overall, this quarter has been very strong for us, highlighted by record first quarter sales and operating profit, outstanding execution and performance by our general mangers, and positive same store sales trends” stated Tilman J. Fertitta, Chairman, President, and Chief Executive Officer.

Mr. Fertitta continued, “We believe all of these factors combined with a strengthening economy, particularly in Texas, California, and Florida where we have a large concentration of restaurants, give us a lot of momentum heading into the second quarter and the rest of the year.”

The Company’s restaurant level profit (operating profit added back depreciation and amortization, asset impairment expenses, general and administrative, and pre-opening expense) improved 290 basis points from 16.2% in the first quarter 2003 to 19.1% in the first quarter 2004.

The improvements were attributable to cost of sales declines due to a moderate menu price increase, increased productivity in hourly labor and restaurant management, reductions in total advertising expenditures, and better management based on cumulative experience.

Based on the Company’s performance to date, the Company is revising its 2004 forecast. Diluted earnings per share are expected to be approximately $0.70 in the second quarter, approximately $0.73 in the third quarter, and approximately $0.22 in the fourth quarter on revenues of approximately $1.2 billion for the year.

The Company operated 290 restaurants as of March 31, 2004 primarily under the trade names Joe’s Crab Shack, Landry’s Seafood House, The Crab House, Charley’s Crab, Chart House seafood restaurants, the Rainforest Cafe and Saltgrass Steak House restaurants.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, negative same store sales, or the Company’s inability to continue its expansion strategy. The Company may not update or revise any forward-looking statements made during this press release.

1510 West Loop South Houston, Texas 77027 Main 713/850-1010 Exec. 713-386-7000 Fax 713/386-7070

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS RECORD FIRST QUARTER

RESULTS: REVENUES OF $275.7 MILLION AND NET INCOME RISES 40%

Houston, Texas (April 28, 2004)

Landry’s Restaurants, Inc. (the “Company”), the nation’s second largest casual dining full service seafood restaurant chain announced its earnings for the first quarter ended March 31, 2004.

Revenues for the three months ended March 31, 2004, totaled $275.7 million, as compared to $249.6 million a year earlier. Net income for the quarter was $11.4 million, compared to $8.1 million reported last year. Earnings per share (diluted) for the quarter were $0.40, compared to $0.29 reported last year. Same store sales for the Company’s restaurants were up approximately 3% for the quarter.

Paul S. West, Executive Vice President and Chief Financial Officer stated, “After exceeding our $1 billion revenue goal last year, we are quite pleased to report the following increases for the first quarter 2004:

Revenues exceeding consensus estimates

EBITDA increase of 36%

Net Income increase of 40%

Diluted earnings per share increase of 38%

These very significant increases were reported despite a $1.7 million asset impairment charge for an ongoing restaurant in a southeastern market in the first quarter of 2004. Further, the Company’s same store sales increase of approximately 3% excludes the additional day in February 2004 for leap year.”

The Company opened six new restaurants during the first quarter. Since the end of the first quarter, the Company has opened a Rainforest Cafe in Trump Plaza in Atlantic City, a spectacular Aquarium Restaurant in Nashville, and several other restaurants.

“Overall, this quarter has been very strong for us, highlighted by record first quarter sales and operating profit, outstanding execution and performance by our general mangers, and positive same store sales trends” stated Tilman J. Fertitta, Chairman, President, and Chief Executive Officer.

Mr. Fertitta continued, “We believe all of these factors combined with a strengthening economy, particularly in Texas, California, and Florida where we have a large concentration of restaurants, give us a lot of momentum heading into the second quarter and the rest of the year.”

The Company’s restaurant level profit improved 290 basis points from 16.2% in the first quarter 2003 to 19.1% in the first quarter 2004. The improvements were attributable to cost of sales declines due to a moderate menu price increase, increased productivity in hourly labor and restaurant management, reductions in total advertising expenditures, and better management based on cumulative experience.

Based on the Company’s performance to date, the Company is revising its 2004 earnings guidance. Diluted earnings per share for 2004 are expected to be an estimated approximately $0.69 to $0.70 in the second quarter, approximately $0.71 to $0.73 in the third quarter, and approximately $0.21 to $0.22 in the fourth quarter, and diluted earnings per share for the year of approximately $2.02 to $2.05. Key assumptions include approximately 20 new 2004 units, positive same store sales and operating margin comparisons, and a moderate interest rate environment.

The Company operated 290 restaurants as of March 31, 2004 primarily under the trade names Joe’s Crab Shack, Landry’s Seafood House, The Crab House, Charley’s Crab, Chart House seafood restaurants, the Rainforest Cafe and Saltgrass Steak House restaurants.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, negative same store sales, or the Company’s inability to continue its expansion strategy. The Company may not update or revise any forward-looking statements made during this press release.

CONTACT:	Tilman J. Fertitta	or	Paul S. West
	President and C.E.O.		Executive Vice President and C.F.O.
	(713) 850-1010		(713) 850-1010

LANDRY’S RESTAURANTS, INC.

CONDENSED BALANCE SHEETS

($ in Millions except per share amounts)

	March 31, 2004	December 31, 2003
	(unaudited)
Total Current Assets	$98.2	$120.6
Property & Equipment, Net	978.5	965.6
Other Assets	18.3	16.6

Total Assets	$1,095.0	$1,102.8

Current Liabilities	$142.7	$159.6
Long-Term Debt	297.5	299.7
Other Non-current	40.4	38.9

Total Liabilities	480.6	498.2
Total Stockholders’ Equity	614.4	604.6

Total Liabilities & Equity	$1,095.0	$1,102.8

Net Book Value per share	$22.27	$21.90

LANDRY’S RESTAURANTS, INC.

CONSOLIDATED UNAUDITED INCOME STATEMENTS (000’s except per share amounts)

	FOR THE QUARTER ENDED March 31, 2004		FOR THE QUARTER ENDED March 31, 2003
REVENUES	$275,677	100.0%	$249,582	100.0%

COST OF SALES	77,720	28.2%	73,322	29.4%
LABOR	80,932	29.4%	74,548	29.9%
OTHER RESTAURANT OPERATING EXPENSES	64,414	23.3%	61,199	24.5%

RESTAURANT LEVEL PROFIT	$52,611	19.1%	$40,513	16.2%
GENERAL & ADMINISTRATIVE	16,407	6.0%	11,672	4.7%
PRE-OPENING COSTS	1,854	0.7%	3,667	1.5%
DEPRECIATION & AMORTIZATION	12,937	4.7%	11,195	4.5%
ASSET IMPAIRMENT EXPENSE	1,709	0.6%	—	0.0%

TOTAL OPERATING INCOME	$19,704	7.1%	$13,979	5.6%
OTHER EXPENSE (INCOME)	3,237		2,209

INCOME BEFORE TAXES	16,467		11,770
TAX PROVISION	5,104		3,649

NET INCOME	$11,363		$8,121

EARNINGS PER SHARE - (Basic)	$0.41		$0.29
AVERAGE SHARES - (Basic)	27,589		27,600

EARNINGS PER SHARE - (Diluted)	$0.40		$0.29

AVERAGE SHARES - (Diluted)	28,500		28,200
EBITDA (Earnings before interest, taxes, depreciation and amortization):
Total Operating Income	$19,704		$13,979
Add Back:
Depreciation and Amortization	12,937		11,195
Asset Impairment Expense	1,709		—
EBITDA	$34,350		$25,174

EBITDA is not a generally accepted accounting principles (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry. EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic.